CERTIFICATE OF AMENDMENT
                                       OF
                              CERTIFICATE OF TRUST
                                       OF
                            MERRILL LYNCH INDEX TRUST

                  MERRILL LYNCH INDEX TRUST, a business trust organized and existing under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.), does hereby certify that:

                  1. Name of Trust. The name of the business trust (hereinafter called the "Trust") is changed to INDEX MASTER SERIES TRUST.

                  2. Effective Date. This Certificate of Amendment shall be effective on August 2, 1999.

                  IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has executed this Certificate of Amendment on August 2, 1999.

                                          /s/ Terry K. Glenn
                                          ---------------------------------
                                          Terry K. Glenn, Trustee, as
                                          Trustee and not individually